PART I
EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Exhibit 4.8 DIRECTOR & EXECUTIVE STOCK PURCH PLAN
Exhibit 5.1 OPINION OF JERRY POWELL, ESQ
Exhibit 23.1 CONSENT OF INDEPENDENT AUDITORS
Exhibit 24.1 POWER OF ATTORNEY

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8 POS

REGISTRATION STATEMENT POST-EFFECTIVE AMENDMENT
Under
The Securities Act of 1933

COMPASS BANCSHARES, INC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)
63-0593897

(I.R.S. Employer Identification No.)

15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA	35233

(Address of Principal Executive Offices)	(Zip Code)

COMPASS DIRECTOR & EXECUTIVE STOCK PURCHASE PLAN

(Full Title of the Plan)

Jerry W. Powell, Esquire General Counsel Compass Bancshares, Inc. Post Office Box 10566, Birmingham, Alabama 35296

(Name and Address of Agent for Service)

(205) 297-3000

(Telephone Number, Including Area Code, of Agent for Service)

PART I

EXPLANATORY NOTE

      Compass Bancshares, Inc. (the “Registrant”) is filing this Registration Statement Post-Effective Amendment on Form S-8 POS in reference to the Compass Director & Executive Stock Purchase Plan (the “Plan”), which amends the Registrant’s Monthly Investment Plan. A Form S-8 was originally filed for the Monthly Investment Plan on February 6, 1989 (file 033-26884).

      A prospectus meeting the requirements of Part I of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement Post-Effective Amendment but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

      The applicable registration fees were paid at the time of the original filing of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement Post-Effective Amendment:

(1)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(2)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

(3)	The Registrant's Current Report on Form 8-K filed with the Commission on March 29, 2001;

(4)	The description of the Registrant's Common Stock contained in its Proxy Statement dated April 6, 1982, relating to its Annual Meeting held on May 17, 1982; and

(5)	The Registrant's Form S-8 filed with the Commission on February 6, 1989.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement Post-Effective Amendment and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the Registrant’s Common Stock which may be issued pursuant to the Plan will be passed on for the Registrant by Jerry W. Powell, Esq., General Counsel, Secretary and an employee of the Registrant. As of December 31, 2000, Mr. Powell was the beneficial owner of an aggregate of approximately 180,204 shares of Common Stock (including 56,094 shares subject to options exercisable within sixty (60) days thereof and 36,277 shares allocated to his ESOP/401(k) Plan account). Mr. Powell is eligible to participate in the Plan.

Item 6. Indemnification of Directors and Officers.

      Section 17 of Article V of the Registrant’s Bylaws provides in part as follows:

Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

      Under Section 145 of the Delaware General Corporation Law (the “GCL”), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation’s certificate of incorporation, by-laws, resolutions and other proper action.

      In addition, Article 8 of the Registrant’s Restated Certificate of Incorporation, as amended, provides:

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is authorized by Section 102(b)(7) of the GCL.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement Post-Effective Amendment:

Exhibit	Description

4.1	Restated Certificate of Incorporation of Compass Bancshares, Inc., dated May 17, 1982 (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032).

4.2	Certificate of Amendment, dated May 20, 1986, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 4(b) to Registration Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032).

4.3	Certificate of Amendment, dated May 15, 1987, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.1.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-10797, and incorporated herein by reference) (File No. 0-6032).

4.4	Certificate of Amendment, dated November 8, 1993, to the Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3(d) to Registration Statement on Form S-4, Registration No. 33-51919, and incorporated herein by reference) (File No. 0-6032).

Exhibit	Description

4.5	Certificate of Amendment, dated September 19, 1994, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.5 to Registration No. 33-55899, and incorporated herein by reference) (File No. 0-6032).

4.6	Certificate of Amendment, dated June 2, 1998, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 4.6 to Registration Statement on Form S-3, Registration No. 333-60725, and incorporated herein by reference) (File No. 0-6032).

4.7	Bylaws of Compass Bancshares, Inc. (Amended and Restated as of March 15, 1982) (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032).

4.8	Compass Director & Executive Stock Purchase Plan.

5.1	Opinion of Jerry W. Powell, Esquire, regarding the legality of the securities being issued.

23.1	Consent of Arthur Andersen LLP, independent auditors.

23.2	Consent of Jerry W. Powell, Esquire (included in Exhibit 5.1).

24.1	Power of Attorney of the Officers and Directors of the Registrant.

Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 POS, and has duly caused this Registration Statement Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on this the 30th day of July, 2001.

COMPASS BANCSHARES, INC.

By: /s/ D. Paul Jones, Jr.

D. Paul Jones, Jr. Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

	SIGNATURE	TITLE	DATE

By:	/s/ D. Paul Jones, Jr.	Chairman, Chief Executive	July 30, 2001

Officer and Director

	D. Paul Jones, Jr.	(Principal Executive Officer)

By:	/s/ Garrett R. Hegel	Chief Financial Officer	July 30, 2001

(Principal Financial Officer)

Garrett R. Hegel

By:	/s/ Timothy L. Journy	Chief Accounting Officer	July 30, 2001

and Controller

	Timothy L. Journy	(Principal Accounting Officer)

By:	*	Director	July 30, 2001

James H. Click, Jr.

By:	*	Director	July 30, 2001

Charles W. Daniel

By:	*	Director	July 30, 2001

W. Eugene Davenport

By:		Director

Marshall Durbin, Jr.

By:	*	Director	July 30, 2001

Tranum Fitzpatrick

By:	*	Director	July 30, 2001

Carl J. Gessler, Jr., M.D.

	SIGNATURE	TITLE	DATE

By:	*	Director	July 30, 2001

John S. Stein

*By:	/s/ Jerry W. Powell		July 30, 2001

Jerry W. Powell,

Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description
4.1	Restated Certificate of Incorporation of Compass Bancshares, Inc., dated May 17, 1982 (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032).

4.2	Certificate of Amendment, dated May 20, 1986, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 4(b) to Registration Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032).

4.3	Certificate of Amendment, dated May 15, 1987, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.1.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-10797, and incorporated herein by reference) (File No. 0-6032).

4.4	Certificate of Amendment, dated November 8, 1993, to the Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3(d) to Registration Statement on Form S-4, Registration No. 33-51919, and incorporated herein by reference) (File No. 0-6032).

4.5	Certificate of Amendment, dated September 19, 1994, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.5 to Registration No. 33-55899, and incorporated herein by reference) (File No. 0-6032).

4.6	Certificate of Amendment, dated June 2, 1998, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 4.6 to Registration Statement on Form S-3, Registration No. 333-60725, and incorporated herein by reference) (File No. 0-6032).

4.7	Bylaws of Compass Bancshares, Inc. (Amended and Restated as of March 15, 1982) (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032).

4.8	Compass Director & Executive Stock Purchase Plan.

5.1	Opinion of Jerry W. Powell, Esquire, regarding the legality of the securities being issued.

23.1	Consent of Arthur Andersen LLP, independent auditors.

23.2	Consent of Jerry W. Powell, Esquire (included in Exhibit 5.1).

24.1	Power of Attorney of the Officers and Directors of the Registrant.